Exhibit 10.13

EXECUTION VERSION

NON-QUALIFIED STOCK OPTION AGREEMENT

OF

BEACON HOLDING INC.

THIS AGREEMENT (the “Agreement”) is entered into as of [                    ] (the “Grant Date”) by and between Beacon Holding Inc., a Delaware corporation (the “Company”) and [                    ], an employee, consultant or director of the Company or one of its Subsidiaries (hereinafter referred to as the “Optionee”).

WHEREAS, the Board of Directors of the Company has approved the 2011 Stock Option Plan of Beacon Holding Inc. (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement;

WHEREAS, the Committee appointed to administer the Plan pursuant to Section 6.1 of the Plan (the “Committee”) has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or one of its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option; and

WHEREAS, the Optionee has entered into a Management Stockholders Agreement with the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1    “Cause” shall have the meaning provided in the Optionee’s Change in Control Severance Agreement as in effect on the date hereof with the Company or a Subsidiary of the Company, as applicable, or if the Optionee does not have such a Change in Control Severance Agreement, but is a participant in the Change of Control Severance Benefit Plan for Key Employees in effect as of the date hereof (the “Severance Plan”), “Cause” shall have the meaning provided in the Severance Plan, or if “Cause” is not defined therein or the Optionee is not a participant in the Severance Plan, then “Cause” shall mean the Optionee’s failure to substantially perform the Optionee’s duties as reasonably determined by the Board (other than as a result of the Optionee’s Disability); materially dishonest statements or acts of the Optionee with respect to the Company or any of its Subsidiaries or Affiliates; the commission by the Optionee of an act constituting a felony under the laws of the United States or any state thereof; gross negligence, willful misconduct or insubordination of the Optionee with respect to the Company or any of its Subsidiaries or Affiliates; or any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates.

Section 1.2    “Change in Control” shall mean (i) the sale of all or substantially all of the assets of the Company, BJ’s Wholesale Club, Inc. (“BJs”) or any wholly-owned Subsidiary interposed between the Company and BJs (an “Intermediate Subsidiary”) to any other Person (other than the Company, any of its Subsidiaries, the Principal Stockholders or any of their Affiliates, or any employee benefit plan maintained by the Company or any of its Subsidiaries), or (ii) a change in beneficial ownership or control of the Company, BJs or any Intermediate Subsidiary effected through a transaction or series of transactions (other than an offering of Common Stock or other securities to the general public through a registration statement filed with the Securities and Exchange Commission) whereby (A) any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, the Principal Stockholders or any of their Affiliates, or any employee benefit plan maintained by the Company or any of its Subsidiaries), directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company, BJs or any Intermediate Subsidiary possessing more than 50% of the total combined voting power of such entity’s securities outstanding immediately after such acquisition, or (B) following an initial public offering, the Principal Stockholders and their respective Affiliates directly or indirectly hold beneficial ownership of securities of each of the Company, BJs and any Intermediate Subsidiary possessing less than 10% of the total combined voting power of such entity’s voting securities outstanding immediately after such transaction or series of transactions.

Section 1.3    “Committee” shall have the meaning set forth in the Recitals hereto.

Section 1.4    “Company” shall have the meaning set forth in the preamble hereto.

Section 1.5    “Confidential Information” shall have the meaning set forth in Section 4.1.

Section 1.6    “Disability” shall mean permanent disability or incapacity as determined in accordance with the Company’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board in its good faith judgment based upon inability to perform the essential functions of his or her position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.

Section 1.7    “EBITDA” for a given period shall mean earnings before interest, taxes, depreciation and amortization plus transaction, management and/or similar fees paid to the Principal Stockholders and/or their Affiliates (so long as such fees are treated as expenses in the calculation of earnings), together with such adjustments as the Committee shall determine appropriate in its discretion after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer, including adjustments consistent with the basis on which the EBITDA Targets were originally established. For the avoidance of doubt, no amounts related to discontinued operations under GAAP are to be included in the calculation of EBITDA or EBITDA Targets; provided that such operations were classified as discontinued operations prior to [            ]. “Cumulative EBITDA” as of a given date shall mean the total EBITDA from and after [            ] through such date.

Section 1.8     “EBITDA Target” for each fiscal year ending in [    ] through [        ] shall be the amount set forth on Exhibit A. “Cumulative EBITDA Target” as of a given date shall mean the total EBITDA Target from and after [            ] through such date.

Section 1.9    “Fair Market Value” shall have the meaning set forth in the Plan; provided that, if Common Stock is not publicly traded on an exchange and not quoted on a quotation system, Fair Market Value shall be determined in accordance with (and is subject to disagreement procedures set forth in) the Management Stockholders Agreement.

Section 1.10    “Good Reason” shall have the meaning provided in the Optionee’s Change in Control Severance Agreement as in effect on the date hereof with the Company or a Subsidiary of the Company, as applicable, or if the Optionee does not have such a Change in Control Severance Agreement, but is a participant in the Severance Plan, “Good Reason” shall have the meaning provided in the Severance Plan, or if “Good Reason” is not defined therein or the Optionee is not a participant in the Severance Plan, then “Good Reason” shall mean any material adverse change by the Company in the Optionee’s job title, duties, responsibility or authority; failure by the Company to pay to the Optionee any material amount of base salary or bonus when due; any material diminution of the Optionee’s base salary (other than such a material diminution that is applied on a substantially comparable basis to similarly-situated employees of the Company or a Subsidiary of the Company); the termination or denial of the Optionee’s right to participate in employment related benefits that are offered similarly-situated employees of the Company or a Subsidiary of the Company; the movement of the Optionee’s principal location of work to a new location that is in excess of thirty-five (35) miles from the Optionee’s principal location of work as of the date that the Optionee becomes a party to this Agreement without the Optionee’s consent; provided that none of the events described in this definition of Good Reason shall constitute Good Reason unless the Optionee notifies the Company in writing of the event that is purported to constitute Good Reason (which notice is provided not later than the 30th day following the occurrence of the event purported to constitute Good Reason) and then only if the Company fails to cure such event within 30 days after the Company’s receipt of such written notice.

Section 1.11    “Grant Date” shall have the meaning set forth in the preamble hereto.

Section 1.12    “Investment” shall mean the investment of funds on the Closing Date (as defined in the Merger Agreement) by the Principal Stockholders in exchange for Investment Securities.

Section 1.13    “Investment Securities” shall mean the debt and equity securities of the Company and its Subsidiaries purchased on the Closing Date by the Principal Stockholders.

Section 1.14    “Investor Return” shall mean the annual compounded pre-tax internal rate of return on the Investment determined with respect to the period beginning on the Closing Date and ending on the effective date of a Change in Control.

Section 1.15    “Option” shall mean the non-qualified stock option to purchase Common Stock granted under this Agreement.

Section 1.16    “Optionee” shall have the meaning set forth in the preamble hereto.

Section 1.17     “Plan” shall have the meaning set forth in the Recitals hereto.

Section 1.18    “Proceeds” shall mean the aggregate fair market value of the consideration received in respect of the Investment Securities by the Principal Stockholders prior to or in connection with a Change in Control, after taking into account all post closing adjustments, and assuming exercise of all options and warrants outstanding as of the effective date of such Change in Control (after giving effect to any dilution of securities or instruments arising in connection with such Change in Control); provided, however, that if the Principal Stockholders retain any portion of the Investment following such Change in Control, the fair market value of such portion of the Investment immediately following such Change in Control shall be deemed “consideration received” for purposes of calculating the Proceeds; and provided, further, that the fair market value of any non-cash consideration (including stock) shall be determined as of the date of such Change in Control.

Section 1.19    “Target Amount” shall mean, with respect to the Investment, a dollar amount representing either:

(a)    both (i) 2.5 times the amount of the Investment and (ii) a 25% Investor Return on the Investment; or

(b)    3.5 times the amount of the Investment.

Section 1.20    “Third Party Information” shall have the meaning set forth in Section 4.3.

Section 1.21    “Work Product” shall have the meaning set forth in Section 4.2.

ARTICLE II.

GRANT OF OPTION

Section 2.1    Grant of Option. In consideration of the Optionee’s agreement to enter into or remain in the employ of, consultancy to or other service relationship with the Company or one of its Subsidiaries, and for other good and valuable consideration, as of the Grant Date, the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of [            ] shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement.

Section 2.2    Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 7.1, 7.2 and 7.3 thereof.

Section 2.3    Option Price. The purchase price of the shares of Common Stock covered by the Option shall be [                    ] per share (without commission or other charge), which is not less than 100% of Fair Market Value as of the Grant Date.

ARTICLE III.

EXERCISABILITY

Section 3.1    Commencement of Exercisability.

Section 3.2    Duration of Exercisability. The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable.

Section 3.3    Expiration of Option. The Option may not be exercised to any extent by anyone after, and shall expire on, the first to occur of the following events:

(a)    The tenth anniversary of the Grant Date; or

(b)    Except for such longer period as the Committee may otherwise approve, upon the Optionee’s Termination of Services for any reason other than (i) termination by the Company for Cause or (ii) due to the Optionee’s death or Disability, (A) if such Termination of Services occurs after January 31 of any fiscal year ending in [            ] through [        ], but prior to the Committee’s determination of EBITDA for such fiscal year, the 90th day following the Committee’s determination of EBITDA for such fiscal year or (B) if such Termination of Services occurs at any other time, the 90th day following the date of such Termination of Services; or

(c)    Notwithstanding the provisions of Section 3.1, in the event of the Optionee’s Termination of Services by the Company for Cause, the Optionee shall, immediately prior to such Termination of Services (and subject to such Termination of Services), forfeit the Option, whether vested or unvested; or

(d)    In the case of a Termination of Services due to the Optionee’s death or Disability, (i) if such Termination of Services occurs after January 31 of any fiscal year ending in [            ] through [        ], but prior to the Committee’s determination of EBITDA for such fiscal year, the expiration of one year from the Committee’s determination of EBITDA for such fiscal year or (ii) if such Termination of Services occurs at any other time, the expiration of one year from the date of the Optionee’s Termination of Services; or

(e)    The date the Optionee first violates any of the restrictive covenants set forth in Article IV.

Section 3.4    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than 10 shares of Common Stock and shall be for whole shares of Common Stock only.

Section 3.5    Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan; provided that, with respect to the Option covered by this Agreement: (a) payment for the shares with respect to which the Option is exercised may be made in the form of shares of Common Stock issuable to the Optionee upon exercise of the Option, with a Fair

Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised and (b) payment of withholding tax obligations arising in connection with the exercise of the Option may be made by the Optionee electing to have the Company withhold from the Common Stock to be issued that number of shares of Common Stock having a Fair Market Value equal to the amount required to be withheld (based on minimum applicable statutory withholding rates), determined on the date that the amount of tax to be withheld is determined.

ARTICLE IV.

RESTRICTIVE COVENANTS

Section 4.1    Obligation to Maintain Confidentiality. Optionee acknowledges that the confidential or proprietary information and data (including trade secrets) of the Company or any of its Subsidiaries or Affiliates obtained by Optionee while employed by or in the service of the Company or any of its Subsidiaries or Affiliates (including, without limitation, prior to the date of this Agreement) (“Confidential Information”) are the property of the Company or such Subsidiaries or Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s, or such Subsidiaries’ or Affiliates’ business or industry of which Optionee becomes aware during the period of Optionee’s employment or service. Therefore, Optionee agrees that he or she will not disclose to any unauthorized person, group or entity or use for Optionee’s own account any Confidential Information without the Company’s written consent, unless and to the extent that the Confidential Information, (a) becomes generally known to and available for use by the public other than as a result of Optionee’s acts or omissions to act, (b) was known to Optionee prior to Optionee’s employment or service with the Company or any of its Subsidiaries and Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order. Optionee shall use reasonable best efforts to deliver to the Company on the date of his or her Termination of Services, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company and its Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which Optionee may then possess or have under his or her control, but excluding financial information of the Company relating to Optionee’s ownership of shares of Common Stock, which information will nonetheless continue to constitute Confidential Information.

Section 4.2    Ownership of Property. Optionee acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s or any of its Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that were or are conceived, developed, contributed to, made, or reduced to practice by Optionee (either solely or jointly with others) while employed by or in the service of the Company or any of its Subsidiaries or Affiliates (including, without limitation, prior to the date of this Agreement) (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company or such Subsidiary or Affiliate and Optionee hereby assigns, and agrees to assign, all of the above Work Product to the Company or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Optionee in the course of Optionee’s work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Optionee hereby assigns and agrees to assign to the Company or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Optionee shall as promptly as practicable under the circumstances disclose such Work Product and copyrightable work to the Company and perform all actions reasonably requested by the Company (whether during or after Optionee’s employment with or service to the Company and its Subsidiaries and Affiliates) to establish and confirm the Company’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

Section 4.3    Third Party Information. Optionee understands that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the period of Optionee’s employment with or service to the Company or its Subsidiaries or Affiliates and thereafter, and without in any way limiting the provisions of Section 4.1 above, Optionee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or its Subsidiaries and Affiliates) or use, except in connection with Optionee’s work for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by the Company in writing or unless and to the extent that the Third Party Information, (a) becomes generally known to and available for use by the public other than as a result of Optionee’s acts or omissions to act, (b) was known to Optionee prior to Optionee’s employment with or service to the Company or any of its Subsidiaries and Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order.

Section 4.4    Use of Information of Prior Employers. During Optionee’s employment with and/or services, Optionee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom Optionee has an obligation of confidentiality, and will not bring onto the premises of the Company, its Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other person to whom Optionee has an obligation of confidentiality unless consented to in writing by the former employer or person. Optionee will use in the performance of Optionee’s duties only information which is (a)(i) common knowledge in the industry or (ii) otherwise legally in the public domain, (b) otherwise provided or developed by the Company, its Subsidiaries or Affiliates or (c) in the case of materials, property or information belonging to any former employer or other person to whom Optionee has an obligation of confidentiality, approved for such use in writing by such former employer or person.

Section 4.5    Nonsolicitation. Optionee acknowledges that, in the course of Optionee’s employment and/or services, Optionee will become familiar with the Company’s and its Subsidiaries’ and Affiliates’ trade secrets and with other confidential information concerning the Company and its Subsidiaries and Affiliates and that Optionee’s services will be of special, unique and extraordinary value to the Company and its Subsidiaries and Affiliates. Therefore, Optionee agrees that:

(a)    Restriction. While employed or engaged by the Company or any of its Subsidiaries or Affiliates, and for a period beginning on the date of Optionee’s Termination of Services for any reason and ending on the second anniversary of such date of Termination of Services, Optionee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or its Subsidiaries or Affiliates to leave the employ of the Company or any of its Subsidiaries or Affiliates, or in any way interfere with the relationship between the Company or its Subsidiaries or Affiliates and any employee thereof, and (ii) hire any person who was an employee of the Company or any of its Subsidiaries or Affiliates within 180 days prior to the time such employee was hired by Optionee, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its Subsidiaries or Affiliates to cease doing business with the Company or its Subsidiaries or Affiliates or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or its Subsidiaries or Affiliates or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or its Subsidiaries or Affiliates and with which the Company, its Subsidiaries or Affiliates has entered into substantive negotiations or has requested and received confidential information relating to the acquisition of such business by the Company, its Subsidiaries or Affiliates in the two-year period immediately preceding Optionee’s Termination of Services with the Company or any of its Subsidiaries or Affiliates.

(b)    Enforcement. If, at the time of enforcement of Section 4.5(a), a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Optionee agrees that because his or her services are unique and Optionee has access to confidential information, money damages would be an inadequate remedy for any breach of this Article IV. Optionee agrees that the Company, its Subsidiaries and Affiliates, in the event of a breach or threatened breach of this Article IV, may seek injunctive or other equitable relief in addition to any other remedy available to them in a court of competent jurisdiction without posting bond or other security.

(c)    Non-disparagement. Optionee agrees that at no time during his employment or engagement by the Company or any of its Subsidiaries or Affiliates or thereafter, shall he make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of the Company or any of its Subsidiaries or Affiliates or any of their respective directors, officers or employees; provided that Optionee shall not be required to make any untruthful statement or to violate any law.

Section 4.6    Acknowledgments. Optionee acknowledges that the provisions of this Article IV are (a) in addition to, and not in limitation of, any obligation of Optionee’s under the terms of any employment agreement with the Company or any of its Subsidiaries or Affiliates,

(b) in consideration of (i) employment with or engagement by the Company or any of its Subsidiaries or Affiliates, (ii) the issuance of the Option by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Optionee agrees and acknowledges that the restrictions contained in Article IV do not preclude Optionee from earning a livelihood, nor do they unreasonably impose limitations on Optionee’s ability to earn a living. Optionee agrees and acknowledges that the potential harm to the Company or its Subsidiaries or Affiliates of the non-enforcement of this Article IV outweighs any potential harm to Optionee of its enforcement by injunction or otherwise. Optionee acknowledges that he or she has carefully read this Agreement and has given careful consideration to the restraints imposed upon Optionee by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, and its Subsidiaries and Affiliates now existing or to be developed in the future. Optionee expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

Section 4.7    Forfeiture. Notwithstanding anything contained in this Agreement to the contrary, if Optionee violates any of the restrictive covenants set forth in Section 4.5(a), then Optionee shall pay to the Company in cash any financial gain Optionee realizes from exercising all or a portion of this Option. For purposes of this Section 4.7, “financial gain” shall equal any excess of the Fair Market Value of the Common Stock on the date of exercise over the purchase price set forth in Section 2.3, multiplied by the number of shares of Common Stock purchased pursuant to the exercise (without reduction for any shares of Common Stock surrendered). By accepting this Option, Optionee consents to and authorizes the Company to deduct from any amounts payable by the Company to Optionee any amounts Optionee owes to the Company under this Section 4.7. This right of set-off is in addition to any other remedies the Company may have against Optionee for Optionee’s breach of this Agreement. Optionee’s obligations under this Section 4.7 shall be cumulative (but not duplicative) of any similar obligations Optionee have pursuant to this Agreement or any other agreement with the Company.

ARTICLE V.

OTHER PROVISIONS

Section 5.1    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of, or providing services to, the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Optionee.

Section 5.2    Shares Subject to Plan and Management Stockholders Agreement; Entire Agreement. The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Management Stockholders Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement (together with the Plan and the Management Stockholders Agreement) shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

Section 5.3    Construction. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 5.4    Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.5    Amendment, Suspension and Termination. The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as provided by Section 7.1 of the Plan, none of the amendment, suspension or termination of this Agreement shall, without the consent of the Optionee, alter or impair any rights or obligations under the Option.

Section 5.6    Adjustments in EBITDA Targets. The EBITDA Targets (including the Cumulative EBITDA Targets) specified in Exhibit A are based upon certain revenue and expense assumptions about the future business of the Company as of the Grant Date. Accordingly, in the event that, after such date, the Committee determines, in its discretion, after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer, that adjustments to the EBITDA Targets (including the Cumulative EBITDA Targets) are required, such adjustments will be made by the Committee. Reasons for such adjustments may include, without limitation, the following factors (to the extent not already reflected in establishing the EBITDA Targets and Cumulative EBITDA Targets): any restructuring of the Company’s operations (including reductions in force and store closure costs); unrealized mark-to-market on hedging instruments; the impact of any sale-leaseback transactions of real or other property; any acquisition or divestiture of a group of one or more stores, a major administrative unit, major line of business or major assets outside of the ordinary course of business; the effect of any non-cash charges, such as impairment of real or intangible assets or stock compensation charges, or any non-cash income items; any effects of adjustments in the Company’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting; any extraordinary items in accordance with GAAP; and any changes to GAAP to comply with new legislation or rules promulgated by the Securities and Exchange Commission, the Financial Accounting Standards Board, or any similar or successor entity. In any event, and notwithstanding anything herein to the contrary, the Committee shall have the discretion to make any adjustments to the calculation of EBITDA as it deems fair and appropriate. The Committee’s determination of such fair and appropriate adjustment(s) shall be made within 90 days following the delivery of the audit report for the fiscal year first impacted by the adjustment, and shall be based on the Company’s accounting as set forth in its books and records.

Section 5.7    Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Committee determines that this Option may be subject to Section 409A of the Code, the Committee may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under such Section 409A of the Code; provided that the Committee shall notify the Optionee in writing of any amendment, policy or procedure so adopted that adversely alters or impairs the Optionee’s rights and the Optionee may reject the application of such amendment, policy or procedure by written notice to the Company, it being understood that the Optionee will thereby accept any risk of adverse tax treatment and indemnify the Company for any taxes, interest and penalties incurred by the Company in relation to such adverse tax treatment. Notwithstanding anything herein to the contrary, no provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A of the Code from the Optionee or other Person to the Company or any of its Affiliates, employees or agents.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

BEACON HOLDING INC.

By:

Its:

[Optionee]

Residence Address:

Optionee’s Social Security Number: